UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2010

Berthel Growth & Income Trust I
(Exact name of registrant as specified in its charter)

Iowa	33-89506	52-1915821
(State of incorporation	Commission File Number	(IRS No)

701 Tama Street, Marion, Iowa 52302
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (319) 447-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

The United States Small Business Administration is the receiver (the “Receiver”) for the registrant’s wholly owned subsidiary, Berthel SBIC, LLC (Commission File number 811-08451), pursuant to that certain order entered on January 7, 2009, by the United States Court for the Northern District of Iowa.  Berthel SBIC, LLC is the legal owner of 261,203 shares of issued and outstanding Series A Preferred Stock (the “Securities”) of EDmin.com, Inc., a Delaware corporation with its principal office located at 5471 Kearny Villa Road, Suite 310, San Diego, CA 92123 (“EDmin.com”).  The Securities represented all of the investment of Berthel SBIC, LLC in EDmin.com.  On June 17, 2010, the Receiver and EDmin.com entered into a written Securities Purchase Agreement (the “Agreement”). Pursuant to the Agreement, Berthel SBIC, LLC transferred all of its right, title and interest in the Securities to EDmin.com.  EDmin.com paid cash in the amount of $132,500 as the sole consideration for the transfer of the Securities. The closing on the transfer of the Securities pursuant to the Agreement occurred on June 17, 2010.  There are no material relationships, other than in respect of the Agreement, between EDmin.com and Berthel SBIC, LLC or the registrant or any of their affiliates, directors, officers or any associate of any such director or officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Berthel Growth & Income Trust I
(Registrant)

June 22, 2010
(Date)

/s/ Ronald O. Brendengen
Ronald O. Brendengen, Chief Financial Officer of Berthel
Fisher & Company Planning, Inc., Trust Advisor